Starfire Holding Corporation
                           c/o Icahn Associates Corp.
                                767 Fifth Avenue
                                   47th Floor
                            New York, New York 10153




Bear, Stearns International Limited
One Canada Square
London E14 5AD, England


                            CONFIRMATION OF EXERCISE
                    (Bear, Stearns Reference Number: NC-1348)

Ladies and Gentlemen:

         Reference is made to the letter agreement (the "Agreement"), dated as of September 29, 2000, between Bear, Stearns International Limited ("Bear Stearns") and Starfire Holding Corporation ("Starfire") (being Bear Stearns Reference Number NC-1348) pursuant to which Bear Stearns has the right to put to Starfire (the "Put Option") $10,095,000 principal amount of 11% First Mortgage Notes (the "Notes") due 2005 of GB Property Funding Corp. ("GBF") and 493,321 shares of common stock (the "Shares" and together with the Notes, the "Put Securities") of GB Holdings, Inc. ("GBH").

   Exercise:       Starfire hereby acknowledges Bear Stearns' exercise of the
                   Put Option as of the date hereof.

   Payment: Notwithstanding anything to the contrary in the Agreement, Bear Stearns and Starfire acknowledge and agree that the Payment will be $16,605,281.49.

   Assignment by
   Starfire:       Starfire hereby designates Cyprus, LLC ("Buyer"), an
                   affiliate of Starfire, to purchase the Put Securities as provided herein, and Buyer assumes such obligations. Starfire shall be discharged of its obligations under the Agreement if and to the extent that Buyer purchases the Put Securities as provided herein. Bear Stearns consents to the foregoing designation.

   Closing: Bear Stearns shall deliver the Put Securities to Buyer's account, against payment of the Purchase Price on a "delivery versus payment" basis. Buyer's account is as follows:

                           Bear Stearns
                           Acct. Name -               Cyprus LLC
                           Acct. # -                  055-02610-10


  Settlement Date: August 17, 2001

  All Rights
  Transferred:     The sale of the Put Securities includes the transfer by Bear
                   Stearns of all accrued interest on the Notes and all other rights, claims and cause of action associated with or arising from the Put Securities.

 Sophisticated     Each of Bear  Stearns,  Starfire and  Buyer acknowledge  that
 Parties:          (i) the  other  parties  hereto  may now  have,  may  have access to or later may come into possession of, information with respect to the Shares, Notes, GBF or GBH or any of their affiliates that is not known to such other parties and that may be material to any decision regarding the purchase or sale of the Put Securities ("Excluded
                   Information"), (ii) Bear Stearns has determined to exercise the Put Option, and Starfire and Buyer have agreed to settle such Put Option as set forth herein, notwithstanding the lack of knowledge of any such Excluded
                   Information,  and (iii) neither Bear Stearns, Starfire nor
                   Buyer shall have any liability to the other party, and each such party waives and releases any claims that it might have against the other party or its affiliates and their respective officers, directors, employees and stockholders, whether under applicable securities laws or otherwise, with respect to nondisclosure of the Excluded Information in connection with the transactions contemplated by the Agreement and herein.


                               ACCEPTED AND AGREED TO:

                               BEAR, STEARNS INTERNATIONAL LIMITED

                               By:_______________________
                                  Name:
                                  Title:


                               STARFIRE HOLDING CORPORATION


                               By:________________________
                                  Name:  Robert J. Mitchell
                                  Title: Authorized Signatory


                               CYPRUS, LLC

                               By:________________________
                                  Name:  Robert J. Mitchell
                                  Title: Authorized Signatory




    [Signature Page to Confirmation between Starfire, Buyer and Bear, Stearns relating to exercise of put option in respect of Sands Notes [$10,095,000 in principal amount] and Stock [493,321 Shares]]